UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 29, 2005

OPTEUM MORTGAGE ACCEPTANCE CORPORATION (as company under a Pooling and Servicing Agreement, dated as of November 1, 2005, providing for, inter alia, the issuance of Mortgage-Backed Pass-Through Certificates, Series 2005-5)

Opteum Mortgage Acceptance Corporation

(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	333-126253 (Commission File Number)	90-0098699 (I.R.S. Employer Identification No.)

W. 115 Century Road Paramus, New Jersey (Address of Principal Executive Offices)		07652 (Zip Code)

Registrant’s telephone number, including area code, is (201) 225-2006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits:

Exhibit No.	Item 601(a) of Regulation S-K Exhibit No.	Description
1	99

Computational Materials --

Computational Materials (as defined in Item 8.01) that have been provided by the Underwriter to certain prospective purchasers of the Opteum Mortgage Acceptance Corporation Asset-Backed Pass-Through Certificates, Series 2005-5 (filed in paper pursuant to the automatic SEC exemption pursuant to Release 33-7427, August 7, 1997)

Item 8.01.    Other Events.

On or about November 29, 2005, the Registrant will cause the issuance and sale of approximately $971,482,000 initial principal amount of Asset-Backed Pass-Through Certificates, Series 2005-5 (collectively, the “Certificates”) pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2005, among the Registrant, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, and HSBC Bank USA, National Association, as Trustee.

In connection with the sale of the Series 2005-5, Class I-APT, Class I-A1A, Class I-A1B, Class I-A1C, Class I-A1D, Class I-A2, Class II-A1A, Class II-A1B, Class II-A1C, Class II-A1D1, Class II-A1D2, Class II-AN, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (the “Underwritten Certificates”), the Registrant has been advised by Citigroup Global Markets Inc. (the “Underwriter”) that the Underwriter has furnished to prospective investors certain yield tables and other computational materials (the “Computational Materials”) with respect to the Underwritten Certificates following the effective date of Registration Statement 333-126253, which Computational Materials are being filed as exhibits to this report.

The Computational Materials have been provided by the Underwriter. The Computational Materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. The Computational Materials may be based on assumptions that differ from the assumptions set forth in the Prospectus Supplement. The Computational Materials may not include, and do not purport to include, information based on assumptions representing a complete set of possible scenarios. Accordingly, the Computational Materials may not be relevant to or appropriate for investors other than those specifically requesting them.

In addition, the actual characteristics and performance of the mortgage loans underlying the Underwritten Certificates (the “Mortgage Loans”) may differ from the assumptions used in the Computational Materials, which are hypothetical in nature and which were provided to certain investors only to give a general sense of how the yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of a particular class of Underwritten Certificates might vary under varying prepayment and other scenarios. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans will affect the actual yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of the Underwritten Certificates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPTEUM MORTGAGE ACCEPTANCE CORPORATION

By:	/s/ Frank Plenskofski
Name:	Frank Plenskofski
Title:	Vice President and Treasurer

Dated November 30, 2005

EXHIBIT INDEX

Exhibit Number	Item 601(a) of Regulation S-K Exhibit No.	Sequentially Numbered Description	Page
1	99	Computational Materials	Filed Manually